Brenner & Associates, PLLC
1 Kensington Gate
Suite 106
Great Neck, New York 11021

December 1, 2021

Qrons Inc.
28-10 Jackson Avenue #26N
Long Island City, New York 11101

Gentlemen:

We have acted as counsel to Qrons Inc., a Wyoming corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, as may be amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2021 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer and sale of (i) 2,500,000 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”) of the Company offered for sale by the Company on a “best efforts” basis; (ii) 2,866,429 shares of Common Stock which are currently issued and outstanding (the “Selling Shareholders Shares”) and held by the persons identified in the Registration Statement as the Selling Shareholders (the “Selling Shareholders”); (iii) 490,000 shares of Common Stock (the “Conversion Shares”)  which are issuable upon the conversion of the convertible promissory notes held by certain Selling Shareholders (the “Convertible Notes”); and (iv) 295,000 shares of Common Stock (the “Warrant Shares”) which are issuable upon the exercise of the warrants held by certain Selling Shareholders (the “Warrants”).

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies of (i) the Articles of Incorporation of the Company, as amended, and the By-laws of the Company, (ii) resolutions of the Board of Directors of the Company (the “Board”); (iii) the Registration Statement and the exhibits thereto; and (iv) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments,  as we have deemed necessary as to matters of fact and have made such examinations of laws as we have deemed relevant as a basis for the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

December 1, 2021

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares, when issued and delivered in accordance with the terms provided for in the Registration Statement against payment in full of the consideration payable therefor as determined by the Board, will be duly authorized, validly issued, fully paid and non-assessable. (ii) the outstanding Selling Shareholder Shares held by the Selling Shareholders have been duly authorized, validly issued, fully paid and non-assessable; (iii) the Conversion Shares, when issued and paid for upon conversion in accordance with the terms and conditions of the Convertible Notes, will be validly issued, fully paid and non-assessable, and (iv) the Warrant Shares, when issued and paid for upon exercise in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and non-assessable.

We are attorneys admitted to practice in New York. We express no opinion other than as to the federal laws of the United States of America and the laws of New York State, as such laws presently exist and to the facts as they presently exist. We are familiar with the applicable provisions of the Wyoming Business Corporation Act and reported judicial decisions interpreting those laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Wyoming corporation. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/Brenner & Associates, PLLC
Brenner & Associates, PLLC